EXHIBIT 31.3

CERTIFICATIONS

I, Robert T. DeMartini, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Purple Innovation, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: March 16, 2022	/s/ Robert T. DeMartini
Robert T. DeMartini, Chief Executive Officer
(Principal Executive Officer)